Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262489

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 11, 2022)

3,277,750 Common Shares

We are offering 3,277,750 of our common shares, 0.02 CHF par value per share, or the Shares, pursuant to this prospectus supplement and the accompanying prospectus. The offering price of each Share and accompanying Private Placement Warrant (as defined herein) to purchase one common share is $0.24.

Our common shares are traded on the Nasdaq Capital Market under the symbol “NLSP.” On June 27, 2024, the last reported sale price of our common shares on the Nasdaq Capital Market was $0.24 per share.

In a concurrent private placement, or the Private Placement, we are also selling, to the purchasers of Shares in this offering, warrants to purchase up to 3,277,750 of our common shares, or the Private Placement Warrants. The Private Placement Warrants will have an exercise price of $0.24 per share, are exercisable immediately and will remain exercisable for a period of five years following the date of issuance. The Private Placement Warrants will be issued separately from the Shares sold in this offering but can only be purchased together with the Shares issued and sold in this offering.

The Private Placement Warrants and the common shares issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. We have agreed to file a registration statement on Form F-1 (or other appropriate form) providing for the resale by the purchasers of the common shares issuable upon exercise of the Private Placement Warrants as soon as practicable (and in any event within 60 calendar days of the closing of the offering).

The aggregate market value of our common shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $8,357,626, which was calculated based on 30,954,171 common shares outstanding held by non-affiliates and at a price of $0.27 per share, the closing price of our common shares on June 18, 2024, a date that is within 60 days of filing this prospectus supplement. As of the date hereof, we have sold $1,750,000 of our securities pursuant to General Instruction I.B.5. of Form F-3 within the prior 12 months.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See the section entitled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” for additional information.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities we are offering. This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information.

	PER SHARE	TOTAL
Offering price	$0.24	$786,660
Placement agent fees(1)	$0.0168	$55,066
Proceeds to us (before expenses)	$0.2232	$731,594

(1)	We have agreed to pay the placement agent a cash fee equal to $55,066, or 7.0% of the aggregate gross proceeds of this offering. In addition, we have agreed to pay the placement agent a management fee equal to 1.0% of the aggregate gross proceeds received for the securities sold in this offering, as well as $50,000 for accountable expenses. In addition, the Company agreed to issue to the placement agent or its designees as compensation in connection with this offering (i) Series A placement agent warrants, or the Series A Placement Agent Warrants, to purchase up to an aggregate of 215,022 common shares and (ii) Series B placement agent warrants, or the Series B Placement Agent Warrants and, together with the Series A Placement Agent Warrants, the Placement Agent Warrants, to purchase up to an aggregate of 14,421 common shares ((i) and (ii) together representing 7.0% of the common shares sold in the offering), which each have an exercise price equal to $0.30 per share. The Series A Placement Agent Warrants are immediately exercisable from the date of issuance until the five year anniversary of the commencement of sales of the offering. The Series B Placement Agent Warrants will be exercisable from the date that the Company (i) obtains approval from its shareholders to increase the number of its authorized common shares to an amount sufficient to allow the Company to issue all of the common shares underlying the Series B Placement Agent Warrants and (ii) effects such increase, until the five year anniversary of the commencement of sales of the offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for a description of the compensation payable to the placement agent.

Delivery of the Shares to the investors is expected to be made on or about July 1, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

Prospectus Supplement dated June 28, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This prospectus supplement amends and supplements the information contained in the prospectus filed as a part of our registration statement on Form F-3 (File No. 333-262489), which was declared effective as of February 11, 2022, or our Registration Statement. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein filed prior to the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement, “we,” “us,” “our,” the “Company” and “NLS” refer to NLS Pharmaceutics Ltd., and its wholly owned subsidiary, NLS Pharmaceutics Inc., a Delaware corporation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-3 and on page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Company

We are a clinical-stage biopharmaceutical company focused on the discovery and development of innovative therapies for patients with rare and complex central nervous system, or CNS, disorders with unmet medical needs. Our lead compound mazindol, a triple monoamine reuptake inhibitor and partial orexin receptor 2 agonist, in a proprietary extended-release, or ER, formulation, is being developed for the treatment of narcolepsy (lead indication) and attention deficit hyperactivity disorder, or ADHD (follow-on indication). We believe that this dual mechanism of action will also enable mazindol ER to provide potential therapeutic benefit in other rare and complex CNS disorders. CNS disorders are a diverse group of conditions that include neurological, psychiatric, and substance use disorders. However, treatment options for these conditions are often limited, inadequate or nonexistent, and the development of new CNS treatments generally trails behind other therapeutic areas. We are pursuing the development of the next generation of CNS therapies with high medical impact to address this critical and growing unmet need. Our dual development strategy is designed to optimize the outcome of our clinical programs by developing new chemical entities from known molecules with strong scientific rationale, and also by re-defining previously approved molecules with well-established tolerability and safety profiles, as determined by applicable regulatory agencies. We believe that our streamlined clinical development approach has the potential to advance our product candidates rapidly through early-stage clinical trials, while carrying an overall lower development risk. A lower development risk, we believe, exists with respect to the development of our lead product candidate, Quilience, and follow-on product candidate, Nolazol, due to their use of mazindol as the active ingredient, which was previously approved and marketed in the United States, Japan and Europe to manage exogenous obesity (obesity caused by overeating).

Nasdaq Deficiency

On April 17, 2024, we received a determination letter from the staff, or the Staff, of the Listing Qualifications Department of Nasdaq Stock Market LLC, or Nasdaq, notifying us of the Staff's determination that, unless we timely requested a hearing before a Nasdaq Hearings Panel, or the Panel, our securities would be subject to delisting from The Nasdaq Capital Market due to our failure to maintain at least a $1.00 bid price per share over the course of 30 consecutive business days, as set forth in Nasdaq Listing Rule 5550(a)(2). In addition, on May 22, 2024, we received an additional determination letter from the Staff notifying us that we did not comply with the minimum $2,500,000 stockholders' equity requirement for continued listing set forth in Listing Rule 5550(b), and that the additional delinquency may serve as a separate basis for the delisting of our securities from Nasdaq. We requested a hearing with the Panel and a hearing on the matters was held on June 4, 2024, where we presented our compliance plan. Subject to us meeting certain financial, share price and other requirements by September 3, 2024 and October 14, 2024, the Panel granted us an extension until October 14, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 of our common shares, and Nasdaq Rule 5550(b)(1), which requires a minimum of $2,500,000 of stockholders' equity, or satisfy any of the alternative requirements in Listing Rule 5550(b).

Corporate Information

Our registered office and principal executive offices are located at The Circle 6, 8058 Zurich, Switzerland. Our telephone number in Switzerland is +41.44.512.2150. Our website address is https://nlspharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We could remain an “emerging growth company” for up to five years from our initial public offering, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Offering Summary

Common shares offered by us:	3,277,750 of our common shares.

Per share offering price:	$0.24 per share.

Common shares to be outstanding immediately after this offering(1):

46,662,968 common shares, assuming no exercise of any Private Placement Warrants to be issued in the Private Placement or Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering.

Use of Proceeds:	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which includes research and development, to advance the Company's technology and general corporate purposes and pursuing strategic opportunities including expanding the Company's pipeline. See “Use of Proceeds” on page S-7.

Risk Factors:	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase our common shares.

Nasdaq Capital Market Symbol:	Our common shares are traded on the Nasdaq Capital Market under the symbol “NLSP.”

Concurrent Private Placement:	In the concurrent Private Placement, we are also selling, to the purchasers of Shares in this offering, Private Placement Warrants to purchase up to 3,277,750 common shares. The Private Placement Warrants will have an exercise price of $0.24 per share and are exercisable immediately and will remain exercisable for a period of 5 years following the date of issuance. The Private Placement Warrants and the common shares issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. We have agreed to file a registration statement on Form F-1 (or other appropriate form) providing for the resale by the purchasers of the common shares issuable upon exercise of the Private Placement Warrants as soon as practicable and in any event within 60 calendar days following the closing of the offering.

(1)	Unless otherwise indicated, the number of common shares outstanding prior to and after this offering is based on 43,385,218 common shares outstanding, after the registration of the capital increase resolved on April 9, 2024, and excludes the following:

●	warrants to purchase 5,265,168 common shares issued in our initial public offering;

●	warrants to purchase 144,578 common shares issued to the underwriter in our initial public offering;

●	warrants to purchase 8,378,172 of our common shares;

●	the issuance of 3,500,000 common shares issuable and to be created upon exercise of the common warrants issued in the concurrent private placement from the offering conduced in March 2024;

●	options to purchase 1,554,869 of our common shares; and

●	pre-funded warrants to purchase up to 5,747,127 of our common shares.

Except as otherwise indicated, the information in this prospectus supplement, including the number common shares that will be outstanding after this offering, assumes no exercise of the Private Placement Warrants issued in the Private Placement, or the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and discussed under the section entitled “Risk Factors” on page 3 of the accompanying prospectus. You should also review the risks described under “Risk Factors” under Item 3.D. – “Risk Factors” in our most recent annual report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement.

Risks Related to This Offering and Ownership of our Common Shares

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which includes research and development, to advance the Company's technology and general corporate purposes and pursuing strategic opportunities including expanding the Company's pipeline. Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. See “Use of Proceeds” on page S-7.

You will experience immediate and substantial dilution.

You will incur immediate and substantial dilution as a result of this offering. The offering price per Share offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share. Accordingly, at the offering price of $0.24 per share and accompanying Private Placement Warrant, purchasers of Shares and the accompanying Private Placement Warrants in this offering will experience immediate dilution of $0.47 per share in the adjusted net tangible book value of the common shares. To the extent that additional common shares are issued upon exercise of outstanding warrants and options, you will incur further dilution. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The sale of our common shares in this offering and any future sales of our common shares, or the perception that such sales could occur, may depress our share price and our ability to raise funds in new stock offerings.

We may from time to time issue additional common shares at a discount from the current trading price of our common shares. As a result, our shareholders would experience immediate dilution upon the purchase of any of our common shares sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred shares or common shares. Sales of our common shares in this offering may lower the market price of our common shares and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

Failure to meet Nasdaq’s continued listing requirements could result in the delisting of our common shares, negatively impact the price of our common shares and negatively impact our ability to raise additional capital.

On April 17, 2024, we received a determination letter from the Staff of the Listing Qualifications Department of Nasdaq notifying us of the Staff's determination that, unless we timely requested a hearing before the Panel, our securities would be subject to delisting from The Nasdaq Capital Market due to our failure to maintain at least a $1.00 bid price per share over the course of 30 consecutive business days, as set forth in Nasdaq Listing Rule 5550(a)(2). In addition, on May 22, 2024, we received an additional determination letter from the Staff notifying us that we did not comply with the minimum $2,500,000 stockholders' equity requirement for continued listing set forth in Listing Rule 5550(b), and that the additional delinquency may serve as a separate basis for the delisting of our securities from Nasdaq. We requested a hearing with the Panel and a hearing on the matters was held on June 4, 2024, where we presented our compliance plan. Subject to us meeting certain financial, share price and other requirements by September 3, 2024 and October 14, 2024, the Panel granted us an extension until October 14, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 of our common shares, and Nasdaq Rule 5550(b)(1), which requires a minimum of $2,500,000 of stockholders' equity, or satisfy any of the alternative requirements in Listing Rule 5550(b).

There can be no assurance that we will meet the minimum bid price and shareholders’ equity requirements prior to the expiration of the extension period or at any point in the future. If our common shares are de-listed from Nasdaq, it will have material negative impacts on the actual and potential liquidity of our securities, as well as material negative impacts on our ability to raise future capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Supplement Summary—The Company” and “Use of Proceeds” and elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements about:

●	the regulatory pathways that we may elect to utilize in seeking European Medicines Agency, or EMA, the U.S. Food and Drug Administration, or FDA, and other regulatory approvals;

●	that our financial position raises substantial doubt about our ability to continue as a going concern;

●	our ability to maintain listing and effectively comply with the listing requirements of Nasdaq;

●	the re-scheduling of Mazindol ER in the U.S. by the DEA following approval by the FDA;

●	the launch of a different formulation or different dosage of Mazindol by another company;

●	the use of Quilience (mazindol ER) in a compassionate use program, and the results thereof;

●	obtaining EMA and FDA approval of, or other regulatory action in Europe or the United States and elsewhere with respect to, Quilience, Nolazol NLS-4 or other product candidates that we may seek to develop;

●	the commercial launch and future sales of Quilience and/or Nolazol, or any other future product candidates;

●	the dosage of Quilience, Nolazol or any of our pipeline drugs;

●	our ability to move NLS-3, NLS-8, NLS-11, NLS-12 and any of our Aexon Labs (Dual) Orexin compounds (recently secured through an in-license) into investigational new drug, or IND-enabling studies;

●	our expectations regarding the timing of commencing further clinical trials, the process entailed in conducting each such trial, including dosages, and the order of such trials with each of our product candidates or whether such trials will be conducted at all;

●	improved convenience relating to the prescription of and use of Nolazol for prescribers and patients (and their parents);

●	our expectations regarding the supply of mazindol;

●	third-party payor reimbursement for Quilience, Nolazol or any of our pipeline drugs;

●	our estimates regarding anticipated expenses, capital requirements and our needs for additional financing;

●	changes to the narcolepsy patient market size and market adoption of Quilience by physicians and patients;

●	the timing, cost, regulatory approvals or other aspects of the commercial launch of Quilience and Nolazol;

●	submission of a Marketing Authorisation Application and New Drug Application with the EMA and FDA for Quilience, Nolazol, or any of our pipeline drugs, respectively;

●	completion and receiving favorable results of clinical trials for Quilience, Nolazol, or any of our pipeline drugs;

●	issuance of patents to us by the U.S. Patent and Trademark Office and other governmental patent agencies;

●	new issuances of orphan drug designations;

●	the overall global political and economic environment in the countries in which we operate;

●	the development and approval of the use of mazindol for additional indications other than narcolepsy and ADHD;

●	the development and commercialization, if any, of any other product candidates that we may seek to develop;

●	the use of mazindol controlled release, or CR, for treatment of additional indications other than narcolepsy, idiopathic hypersomnia and ADHD;

●	the ability of our management team to lead the development of our product candidates, conclude a strategic partnership deal for Mazindol or any of our pipeline compounds; and

●	our expectations regarding licensing, acquisitions and strategic operations.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Shares in this offering will be approximately $0.5 million, after deducting the placement agent fees and estimated offering expenses payable by us, excluding the proceeds we may receive, if any, from the exercise of the Private Placement Warrants issued in the Private Placement.

We expect to use the net proceeds from this offering for working capital and general corporate purposes, which includes research and development, to advance the Company’s technology and general corporate purposes and pursuing strategic opportunities including expanding the Company’s pipeline.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of December 31, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to the sale of 7,000,000 common shares at an offering price of $0.25 per share, after deducting placement agent fees and offering expenses payable by us, relating to our registered direct offering conducted in March 2024; and

●	on a pro forma as adjusted basis to give additional effect to the sale of 3,277,750 common shares in this offering at an offering price of $0.24 per share, after deducting placement agent fees and estimated offering expenses payable by us.

	As of December 31, 2023	As of December 31, 2023	As of December 31, 2023
	Actual	Pro Forma	Pro Forma As adjusted
	(U.S. Dollars, in thousands)	(U.S. Dollars, in thousands)	(U.S. Dollars, in thousands)
Cash and cash equivalents	$897,680	2,276,727	2,769,501

Shareholders’ equity:
Common shares, CHF 0.02 ($0.02) par value; 35,671,780 authorized; 32,428,893 (or 35,671,780 including treasury shares) outstanding at December 31, 2023	733,413	808,555	874,110
Treasury shares 3,242,887	(64,858)	-	-
Additional paid-in capital	61,029,437	62,408,484	62,901,258
Accumulated other comprehensive loss	(158,071)	(158,071)	(158,071)
Accumulated deficit	(70,373,484)	(70,373,484)	(70,373,484)
Total shareholders’ equity	(8,833,563)	(7,314,516)	(6,756,187)
Total capitalization (equity)	(8,833,563)	(7,314,516)	(6,756,187)

The above discussion and table are based on 35,671,780 common shares outstanding as December 31, 2023 and excludes the following:

●	warrants to purchase 5,265,168 common shares issued in our initial public offering;

●	warrants to purchase 144,578 common shares issued to the underwriter in our initial public offering;

●	warrants to purchase 8,378,172 of our common shares;

●	the issuance of 3,500,000 common shares issuable and to be created upon exercise of the common warrants issued in the concurrent private placement from the offering conduced in March 2024;

●	options to purchase 1,554,869 of our common shares; and

●	pre-funded warrants to purchase up to 5,747,127 of our common shares.

The above discussion assumes no exercise of the Private Placement Warrants issued in the Private Placement, or the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering.

DILUTION

If you purchase our common shares in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per common share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of common shares issued and outstanding as of December 31, 2023.

Our net tangible book value at December 31, 2023 was $(8.8) million, or $(0.27) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of December 31, 2023. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the as adjusted net tangible book value per share of our common shares immediately after giving effect to this offering.

After giving further effect to the sale of 3,277,750 common shares in this offering at an offering price of $0.24 per share and accompanying Private Placement Warrant, and after deducting placement agent fees and estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2023 would have been approximately $(8.3) million, or $(0.23) per share. This amount represents an immediate increase in net tangible book value of $0.04 per share as a result of this offering and an immediate dilution of approximately $0.47 per share to investors purchasing common shares in this offering.

Offering price per share		$0.24
Net tangible book value per share as of December 31, 2023	$(0.27)
Increase in net tangible book value per share attributable to this offering	$0.04
As adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering		$(0.23)
Dilution per share to new investors purchasing shares in this offering		$0.47

The number of common shares to be outstanding after this offering is based on 35,671,780 common shares outstanding as of December 31, 2023, and excludes the following:

●	warrants to purchase 5,265,168 common shares issued in our initial public offering;

●	warrants to purchase 144,578 common shares issued to the underwriter in our initial public offering;

●	warrants to purchase 8,378,172 of our common shares;

●	the issuance of 3,500,000 common shares issuable and to be created upon exercise of the common warrants issued in the concurrent private placement from the offering conduced in March 2024;

●	options to purchase 1,554,869 of our common shares; and

●	pre-funded warrants to purchase up to 5,747,127 of our common shares.

The above discussion assumes no exercise of the Private Placement Warrants issued in the Private Placement, or the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares. We intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. Dividends must be approved by shareholders. Under Swiss law, a Swiss corporation may pay dividends only if the corporation has sufficient distributable profits from previous fiscal years, or if the corporation has distributable reserves, each as evidenced by its audited statutory balance sheet.

PRIVATE PLACEMENT TRANSACTION

In a concurrent Private Placement, we are selling to purchasers of Shares in this offering Private Placement Warrants to purchase up to 3,277,750 common shares.

The Private Placement Warrants will have an exercise price of $0.24 per share and are exercisable immediately and will remain exercisable for a period of five years following the date of issuance. The exercise price and number of the common shares issuable upon the exercise of the Private Placement Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the Private Placement Warrants.

The Private Placement Warrants and the common shares issuable upon the exercise of the Private Placement Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell common shares issued upon exercise of the Private Placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

A holder of Private Placement Warrants will not have the right to exercise any portion of its Private Placement Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% at the election of the investor, of the number of our common shares outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation; provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

In the event of any fundamental transaction, as described in the Private Placement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common shares, then upon any subsequent exercise of a Private Placement Warrant, the holder will have the right to receive as alternative consideration, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the Private Placement Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Private Placement Warrants have the right to require us or a successor entity to redeem the Private Warrants for cash in the amount of the Black-Scholes Value (as defined in the Private Placement Warrant) of the unexercised portion of the Private Placement Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Private Placement Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Private Warrants, whether that consideration is in the form of cash, shares or any combination of cash and shares, or whether the holders of our common shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

There is no trading market available for the Private Placement Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Private Placement Warrants on any securities exchange or nationally recognized trading system.

Except as otherwise provided in the Private Placement Warrants or by virtue of such holder’s ownership of common shares, the holders of the Private Placement Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Private Placement Warrants.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated June 25, 2024, or the Engagement Agreement, we have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The Engagement Agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the Engagement Agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the Shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about July 1, 2024, subject to satisfaction of customary closing conditions.

Indemnification

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to $55,066, or 7.0% of the aggregate gross proceeds received for the securities sold in this offering and a management fee equal to 1.0% of the aggregate gross proceeds received for the securities sold in this offering. The following table shows the per share and total placement agent’s fees we will pay to the placement agent in connection with this offering:

	PER SHARE	TOTAL
Offering price	$0.24	$786,660
Placement agent fees	$0.0168	$55,066
Proceeds to us (before expenses)	$0.2232	$731,594

We have also agreed to reimburse the placement agent at closing for legal and other expenses incurred by it in connection with the offering in an amount not to exceed $50,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $75,000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees as compensation in connection with this offering (i) the Series A Placement Agent Warrants to purchase up to an aggregate of 215,022 common shares and (ii) the Series B Placement Agent Warrants to purchase up to an aggregate of 14,421 common shares (which (i) and (ii) together represent 7.0% of the aggregate number of common shares sold in this offering), each at an exercise price of $0.30 per share (representing 125% of the offering price per common share and accompanying Private Placement Warrant sold in this offering). The Series A Placement Agent Warrants are immediately exercisable from the date of issuance until the five year anniversary of the commencement of sales in the offering. The Series B Placement Agent Warrants will be exercisable from the date that the Company (i) obtains approval from its shareholders to increase the number of its authorized common shares to an amount sufficient to allow the Company to issue all of the common shares underlying the Series B Placement Agent Warrants and (ii) effects such increase, until the five year anniversary of the commencement of sales in the offering.

Except as provided above, the Series A Placement Agent Warrants and the Series B Placement Agent Warrants will have substantially the same terms as the Private Placement Warrants issued to the investors in the Private Placement. The summary of certain terms and provisions of the Series A Placement Agent Warrants and the Series B Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Series A Placement Agent Warrant and the form of Series B Placement Agent Warrant, respectively, which were filed as exhibits to our Report on Form 6-K and which will be incorporated by reference herein.

Right of First Refusal

We have granted the placement agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries in the United States.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was brought over-the-wall, participated in the offering during the term of our engagement with the placement agent, provides us with capital in any public or private offering or other financing or capital raising transaction within the United States during the 12-month period following expiration or termination of our engagement of the placement agent.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common shares are listed on the Nasdaq Capital Market under the trading symbol “NLSP.”

Transfer Agent and Registrar

Our share register is currently kept by VStock Transfer LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our common shares.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common shares or securities convertible into, or exchangeable or exercisable for, our common shares during a period ending 15 days after the date of this prospectus supplement, without first obtaining the written consent of the placement agent. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our common shares, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these common shares may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that we will not conduct any issuances of our common shares for a period of 15 days following closing of this offering, subject to certain customary exceptions.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates, from time to time, and may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they will receive customary fees and expenses.

In March 2024, we engaged the placement agent in our registered direct offering of 7,000,000 common shares, at a purchase price of $0.25 per share, and a concurrent private placement of warrants to purchase up to 3,500,000 common shares. The offering resulted in gross proceeds to us of $1,750,000.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters concerning the offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain Swiss legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Wenger Vieli Ltd., Zurich, Switzerland. Certain legal matters in connection with this offering with respect to U.S. law will be passed upon for the placement agent by Haynes and Boone, LLP, New York, New York. Pestalozzi Attorneys at Law Ltd. is acting as counsel to the placement agent in connection with this offering as to matters of Swiss law.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form F-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our senior management, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at https://nlspharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus supplement have been sold or de-registered:

This prospectus supplement incorporates by reference the documents listed below:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed on May 15, 2024;

●	our Reports on Form 6-K filed on May 22, 2024, May 24, 2024, May 28, 2024, May 31, 2024, June 6, 2024, June 11, 2024, June 25, 2024, June 25, 2024, June 27, 2024 and July 1, 2024; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on January 28, 2021, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, and including any further amendment or report to be filed for the purpose of updating such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: The Circle 6, 8058 Zurich, Switzerland, Attention: Interim Chief Financial Officer.

PROSPECTUS

$75,000,000

NLS Pharmaceutics Ltd.

Common Shares, Warrants and Units offered by the Company

We may offer and sell from time to time in one or more offerings up to a total amount of $75,000,000 of our common shares, CHF 0.02 per share, or the Common Shares, warrants or units. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

The Common Shares are traded on the Nasdaq Capital Market under the symbol “NLSP.” On January 31, 2022, the last reported sale price of our Common Shares on the Nasdaq Capital Market was $0.90 per share.

On February 1, 2022, the aggregate market value of our Common Shares held by non-affiliates was approximately $11,964,662, based on 16,223,389 Common Shares outstanding and a per share price of $1.52 based on the closing sale price of our Common Shares on January 5, 2022. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $75,000,000 of our securities in one or more offerings. We sometimes refer to the securities as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our” and the “Company” refer, prior to NLS Pharmaceutics Ltd., and its wholly owned subsidiary, NLS Pharmaceutics Inc., a Delaware corporation.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars,” “USD” or “$” mean U.S. dollars, and references to “CHF” are to the Swiss Franc.

OUR COMPANY

We are a clinical-stage biopharmaceutical company focused on the discovery and development of innovative therapies for patients with rare and complex central nervous system, or CNS, disorders with unmet medical needs. Our lead compound mazindol, a triple monoamine reuptake inhibitor and partial orexin receptor 2 agonist, in a proprietary extended-release, or ER, formulation, is being developed for the treatment of narcolepsy (lead indication) and attention deficit hyperactivity disorder, or ADHD (follow-on indication). We believe that this dual mechanism of action will also enable mazindol ER to provide potential therapeutic benefit in other rare and complex CNS disorders. CNS disorders are a diverse group of conditions that include neurological, psychiatric, and substance use disorders. However, treatment options for these conditions are often limited, inadequate or nonexistent, and the development of new CNS treatments generally trails behind other therapeutic areas. We are pursuing the development of the next generation of CNS therapies with high medical impact to address this critical and growing unmet need. Our dual development strategy is designed to optimize the outcome of our clinical programs by developing new chemical entities from known molecules with strong scientific rationale, and also by re-defining previously approved molecules with well-established tolerability and safety profiles, as determined by applicable regulatory agencies. We believe that our streamlined clinical development approach has the potential to advance our product candidates rapidly through early-stage clinical trials, while carrying an overall lower development risk. A lower development risk, we believe, exists with respect to the development of our lead product candidate, Quilience, and follow-on product candidate, Nolazol, due to their use of mazindol as the active ingredient, which was previously approved and marketed in the United States, Japan and Europe to manage exogenous obesity (obesity caused by overeating).

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “NLSP.” Our registered office and principal place of business is located at The Circle 6, 8058 Zurich, Switzerland. Our telephone number in Switzerland is +41.44.512.2150. Our website address is https://nlspharma.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and shareholders’ equity as of June 30, 2021, and December 31, 2020. The financial data in the following table is derived from our interim unaudited financial statements as of June 30, 2021, and our audited financial statements as of December 31, 2020, as applicable, and should be read in conjunction with such financial statements, which have been incorporated by reference in this prospectus.

	As of June 30, 2021	As of December 31, 2020
	Actual	Actual
	(U.S. Dollars, in thousands)	(U.S. Dollars, in thousands)
Cash and cash equivalents	$7,092	$94

Shareholders’ equity:
Common Shares, par value of CHF 0.02 ($0.02): 12,068,325 shares outstanding	260	145
Additional paid-in capital	38,532	20,650
Accumulated other comprehensive loss	(180)	(19)
Accumulated deficit	(34,363)	(29,760)
Total shareholders’ equity (deficit)	4,249	(8,984)
Total capitalization (equity)	4,249	(8.984)

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes and for potential acquisitions. Our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Common Shares, warrants to purchase Common Shares and units comprising any combination of these securities.

In this prospectus, we refer to the Common Shares, warrants to purchase Common Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON SHARES

The following description of our Common Shares and provisions of our articles of association are summaries and do not purport to be complete.

General

As of June 30, 2021, we had a share capital of CHF 241,366.50 ($259,729) divided into 12,068,325 registered Common Shares with a nominal value of CHF 0.02 ($0.02) each.

As part of our initial public offering in February 2021, we conducted a share capital increase. As of February 5, 2021, we had a registered share capital of CHF 235,826.50 ($253,754) divided into 11,791,325 registered Common Shares with a nominal value of CHF 0.02 each ($0.02). In addition, 277,000 warrants have been exercised whereby the aforementioned share capital increased to CHF 241,366.50 divided into 12,068,325 Common Shares with a nominal value of CHF 0.02 each. For the avoidance of doubt, the additional 277,000 Common Shares have been issued together with a further 1,339,435 Common Shares, and the share capital has been updated in the Commercial Register of the Canton of Nidwalden as of October 14, 2021.

On November 8, 2021, we resolved a further capital increase, which was registered with the Commercial Register of the Canton of Nidwalden on November 18, 2021, increasing our share capital from CHF 268,155.20 ($288,361) to CHF 294,970.72 ($288,361), resulting in an increase of our registered Common Shares from 13,407,760 to 14,748,536.

On December 10, 2021, we resolved a further increase of our share capital, following the approval of our board of directors, and following the approval of our shareholders at the general meeting of shareholders held on January 29, 2021 and December 10, 2021, respectively, which was registered with the Commercial Register of the Canton of Zurich on December 14, 2021. Thus, as of December 14, 2021, we had a share capital of CHF 324,467.78 ($349,983) divided into 16,223,389 registered Common Shares with a nominal value of CHF 0.02 per share.

Common Shares

During the last four years we have issued an aggregate of 10,920,186 Common Shares, as further detailed below.

From September 2017 and until our corporate reorganization, we issued an aggregate of 635,000 Common Shares in private placements of Common Shares, due to anti-dilution provisions and in exchange for the conversion of certain amounts of debt, for aggregate net proceeds of approximately $6,691,998.

In connection with our corporate reorganization, we increased our share capital by 580,000 Common Shares in order to issue 580,000 of our Common Shares for the conversion of an aggregate of approximately $7,658,250 of debt, at a conversion price from approximately $13.

In addition, as a result of our corporate reorganization, the shareholders of NLS-0 received, in exchange for one Common Share of NLS-0, 575.10 (rounded up to the nearest whole number) of our Common Shares and the shareholders of NLS Pharma received, in exchange for one common share of NLS Pharma, 169.82 shares of our Common Shares, and as a result thereof, we issued, in the aggregate, 745,000 of our Common Shares.

On February 2, 2021, we completed the closing of our initial public offering, or IPO, of 4,819,277 units at a price of $4.15 per unit. Each unit consisted of one Common Share and one warrant, or the Warrants, to purchase one Common Share. The Common Shares and Warrants were immediately separable from the units and were issued separately. In addition, we granted the underwriters a 45-day option to purchase up to an additional 722,891 Common Shares and/or Warrants to purchase 722,891 Common Shares, of which they exercised the option to purchase Warrants to purchase up to 722,891 Common Shares. As of June 30, 2021, Warrants to purchase 277,000 of our Common Shares were exercised resulting in gross proceeds of $1,149,550.

On February 5, 2021, we issued 12,048 of our common shares that we were contractually required to issue to a certain service provider.

On October 19, 2021, we issued 1,313,232 of our Common Shares to YA II PN, LTD., a Cayman Islands exempt limited partnership, or YA, for aggregate gross proceeds of $2.5 million. In addition, on October 19, 2021, we issued 26,203 of our Common Shares representing certain commitment shares to YA as partial consideration for its irrevocable commitment to purchase our Common Shares under the Standby Equity Distribution Agreement, or the SEDA, we executed with YA on September 27, 2021. Since September 27, 2021, we sold an aggregate of 1,340,776 Common Shares for gross proceeds of approximately $1.56 million pursuant to the SEDA.

On December 14, 2021, we created 1,474,853 additional Common Shares which are currently held by the Company as treasury shares.

All of our issued and outstanding Common Shares are duly authorized, validly issued, fully paid and non-assessable.

Articles of Association

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (Aktienkapital) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. In the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented is required.

Under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower our board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the share capital in the form of:

●	authorized capital (“genehmigtes Kapital”) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval; or

●	conditional capital for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with warrants and convertible bonds of the Company or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or our subsidiaries or other persons providing services to the Company or a subsidiary to subscribe for new shares (conversion or option rights).

Our Authorized Share Capital

The articles of association authorize our board of directors to increase the share capital (within a period of no more than two years) and set forth the nominal amount by which the board of directors may increase the share capital (such authorized capital may not exceed one-half of the existing share capital).

Under our articles of association, our board of directors is authorized, at any time until December 10, 2023, to increase our share capital by a maximum aggregate amount of CHF 117,988.30 through the issuance of not more than 5,899,415 Common Shares, which would have to be fully paid-in, each with a par value of CHF 0.02 per Common Share. Increases in partial amounts are permitted. The board of directors determines the timing, issue price, the type of contributions and the date on which the dividend entitlement commences.

The articles of association also explicitly set forth the events for which a restriction or exclusion of the pre-emptive rights from the current shareholders is permitted.

Within the limits of Swiss law, a general meeting of shareholders may increase or alter the authorization granted to the board of directors. See “— Ordinary Capital Increase, Authorized and Conditional Share Capital.”

To affect any capital increase based on our authorized share capital, the Company will have to follow the relevant procedures under Swiss law. In particular, the Company’s board of directors will have to approve a general authorization resolution (“Ermächtigungsbeschluss”), issue a capital increase report (“Kapitalerhöhungsbericht”), approve a notarized confirmation resolution (“Feststellungsbeschluss”) on the capital increase and the articles of association, and obtain (i) duly executed subscription form(s) covering the subscription of the relevant number of new shares, (ii) a report of an audit firm relating to the withdrawal of the pre-emptive rights, as well as (iii) a banking confirmation confirming the payment of the aggregate nominal value of the respective number of new shares to a special Swiss bank account, all in accordance with Swiss law. The Company’s board of directors will subsequently have to file the relevant documentation accompanied by an application form with the competent commercial register. Any issuance of Common Shares based on such filing(s) is subject to the recording of the respective capital increase(s) in the commercial register in accordance with Swiss law and its publication in the electronic Swiss Official Gazette of Commerce (“Schweizerisches Handelsamtsblatt”).

The underwriters had an overallotment option with respect to our IPO to purchase up to 722,891 Common Shares and/or Warrants to purchase up to 722,891 shares within 45 days of the execution of our underwriting agreement with the underwriters. The underwriters did not exercise their options to purchase the up to 722,891 Common Shares (over-allotment shares) but did exercise their options to acquire Warrants to purchase 722,891 Common Shares (over-allotment warrants) within the 45-day option period. The over-allotment Warrants, if exercised for our Common Shares, would be issued based on our conditional share capital.

Our Conditional Share Capital

Conditional Share Capital for Warrants and Convertible Bonds and Advisors

Our nominal share capital may be increased by a maximum aggregate amount of CHF 105,303.36 through the issuance of not more than 5,265,168 Common Shares, which would have to be fully paid-in, with a nominal value of CHF 0.02 each, by the exercise of option and conversion rights granted in connection with warrants and convertible bonds of the Company or one of our subsidiaries. Shareholders will not have pre-emptive subscription rights in such circumstances. The holders of convertible bonds are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing convertible bonds, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders to subscribe to the convertible bond issuance:

●	for the purpose of financing or refinancing the acquisition of enterprises, divisions thereof, or of participations or of newly planned investments of the Company; or

●	if the issuance occurs in domestic or international capital markets, including private placements.

To the extent that the advance subscription rights are withdrawn, (i) the convertible bonds are to be issued at market conditions; (ii) the term to exercise the option or conversion rights may not exceed ten years as of the date of the convertible bond issue and twenty years for conversion rights; and (iii) the exercise price for the new shares must at least correspond to the market conditions at the time of the convertible bond issuance.

Conditional Share Capital for Equity Incentive Plans

Our nominal share capital may, to the exclusion of the pre-emptive subscription rights of shareholders, be increased out of the condition share capital of the Company by a maximum aggregate amount of CHF 42,182.00 through the issuance of not more than 2,109,100 Common Shares, which would have to be fully paid-in, with no less than the nominal value of CHF 0.02 each, by the exercise of option or conversion rights that have been granted to employees, members of the board of directors or consultants of the Company or of one of our subsidiaries, if any, or other persons providing services to the Company or a subsidiary, if any, through one or more equity incentive plans created by the board of directors. If this conditional share capital is not sufficient for our future equity incentive plan, then we intend to rely on the authorized share capital, which we will have to dedicate for that purpose, or, alternatively, if such conditional or authorized share capital is not sufficient, then we intend to seek shareholder approval for the equity incentive plan(s) that we may seek to implement.

Pre-emptive Rights

Pursuant to the CO, shareholders have pre-emptive rights (“Bezugsrechte”) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (“Vorwegzeichnungsrechte”) for the subscription of conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights and/or advance subscription rights in certain circumstances. If pre-emptive rights are granted, but not exercised, the board of directors may allocate the pre-emptive rights as it elects.

With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for a purpose set forth in our articles of association.

Uncertificated Securities

Our shares are uncertificated securities (“Wertrechte,” within the meaning of the CO) and, when administered by a financial intermediary (“Verwahrungsstelle,” within the meaning of the Federal Act on Intermediated Securities, or FISA), qualify as intermediated securities (“Bucheffekten,” within the meaning of the FISA). In accordance with art. 973c of the CO, we maintain a non-public register of uncertificated securities (“Wertrechtebuch”).

If registered in our share register, a shareholder may at any time request from us a written confirmation with respect to such person’s shares. The Company may issue certificates representing one or several shares at any time. Shareholders are not entitled, however, to request the printing and delivery of certificates.

Participation Certificates and Profit-sharing Certificates

The Company has not issued any non-voting equity securities, such as participation certificates (“Partizipationsscheine”) or profit sharing certificates (“Genussscheine”), nor has it issued any preference shares (“Vorzugsaktien”).

No Additional Capital Contributions

Under Swiss law, shareholders are not obliged to make any capital contribution in excess of the subscription amount, which can be under no circumstance less than the nominal value per share.

General Meeting of Shareholders: Meetings and Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual, ordinary general meeting of shareholders must be called on an annual basis and we may hold extraordinary general meetings of shareholders in addition to any annual general meeting. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before the 30th day of June.

The following powers are vested exclusively in the general meeting of shareholders:

●	adopting and amending our articles of association;

●	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation, nomination and governance committee, the auditors and the independent proxy holder (a person annually elected by the general meeting of shareholders and who may represent our shareholders at a general meeting of shareholders as a proxy solicitor);

●	approving the annual report, the annual statutory financial statements and the consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends and bonus payments to members of the board of directors;

●	approving the compensation of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

●	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year;

●	dissolving the Company with or without liquidation; and

●	deciding matters reserved to the general meeting of shareholders by law or our articles of association or that are presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by our auditor, liquidator or bondholder (or the representatives of convertible bondholders), if any. In addition, in accordance with the CO, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least one-tenth of our share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. According to the CO, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law.

A resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:

●	any amendment of the Company’s objectives;

●	the introduction of shares with preferential voting rights;

●	any restriction on the transferability of registered shares;

●	creating authorized or conditional share capital;

●	a capital increase funded by equity, against contributions in kind or for the purpose of funding acquisitions in kind and the granting of special privileges;

●	any restriction or cancellation of the subscription right (i.e., pre-emptive rights);

●	a relocation of the seat (registered office) of the Company; and

●	the dissolution of the Company.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, or the Merger Act (including a merger, demerger or conversion of a corporation) see “— Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Additionally, before a resolution to approve the management report and consolidated accounts can be passed, our auditor must also be present at such general meeting of the shareholders, unless the general meeting of the shareholders waives such attendance by unanimous decision of those present. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

Notice

General meetings of shareholders must be convened by the board of directors at least twenty days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by letter, facsimile or electronic mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders, the initiating of a special audit or the election of an auditor upon request of a shareholder. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote. The notice period for a general meeting of shareholders may be waived if all shareholders are present or represented at such meeting (“Universalversammlung”).

Agenda Requests

Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (i) one tenth of the share capital or (ii) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included in the agenda for an ordinary general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 30 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

●	a brief description of the business desired to be brought before the ordinary general meeting of shareholders and the reasons for conducting such business at the ordinary general meeting of shareholders;

●	the name and address, as they appear in the share register, of the shareholder proposing such business; and

●	all other information required under the applicable laws and stock exchange rules.

In accordance with Swiss law, a business report, compensation report (as prepared by our board of directors) and an auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the ordinary general meeting of shareholders. Shareholders of record are notified of this in writing.

Voting Rights

The right to vote, and the other rights of share ownership, may only be exercised by shareholders (including any nominees) or usufructuaries (a person who has the right to enjoy the use and advantages of another’s property short of the destruction or waste of its substance). who are entered in our share register at cut-off date determined by the board of directors, as authorized by our articles of association and Swiss law. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The chairman of the board of directors has the power to decide whether to recognize a power of attorney.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. In addition, our auditor must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may only pay dividends if we have sufficient distributable profits brought forward from the previous business years (“Gewinnvortrag”), or if we have distributable reserves (“frei verfügbare Reserven”), each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Under our articles of association and in accordance with Swiss law, only our shareholders have the power to approve the payment of any dividends.

Distributable reserves are generally booked either as “free reserves” (“freie Reserven”) or as “reserve from capital contributions” (“Reserven aus Kapitaleinlagen”). Under the CO, if our general reserves (“allgemeine Reserve”) amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO, under certain circumstances, requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment; however, the shareholders, upon request of the board of directors, may resolve at the general meeting of shareholders to defer the due date of the dividend payments (e.g., in quarterly or other installments).

Transfer of Shares

Shares in uncertificated form (“Wertrechte”) may only be transferred by way of assignment. Shares that constitute intermediated securities (“Bucheffekten”) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Article 4 of our articles of association provides that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in our share register (“Aktienbuch”) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. Any acquirer of our shares who is not registered in our share register as a shareholder with voting rights will, assuming the acquirer holds our shares as of the record date, still be entitled to dividends and other rights with financial value with respect to such shares.

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Swiss Law and Delaware Law — Inspection of Books and Records” of our most recent annual report on Form 20-F incorporated by reference in this prospectus.

Special Audit

If the shareholders’ inspection rights, as outlined above, prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special audit in a special investigation. If the general meeting of shareholders approves the proposal, a company or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the competent court in Bulach (Zurich), Switzerland, to appoint a special auditor. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may within three months’ request that the court appoint a special auditor. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our senior management infringed the law or our articles of association and thereby caused damages to the Company or our shareholders.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, there are no appraisal rights and all shareholders are compelled to participate.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). Following a statutory merger or demerger, pursuant to the Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

In addition, under Swiss law, the sale of  “all or substantially all of our assets” (“faktische Liquidation”) by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the common shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

●	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

●	our assets, after the divestment, are not invested in accordance with our statutory business purpose; and

●	the proceeds of the divestment are not earmarked for reinvestment in accordance with the Company’s business purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our business.

Board of Directors

Pursuant to Swiss law and according to our articles of association, the board of directors shall consist of three or more members, none of which need to be shareholders. The current members of the board of directors are Ronald Hafner (Chairman of the board of directors), Alexander Zwyer, Myoung-Ok Kwon, Stig Løkke Pedersen and Gian-Marco Rinaldi.

Swiss law requires that any listed company exceeding two of the three thresholds specified in art. 727 para.1 no. 2 of the CO in two successive financial years shall have each gender represented by at least 30% on the board of directors and 20% on the executive management team. If a company fails to comply, it must be disclosed in the remuneration report, including an explanation and a designation of measures to be taken to reconcile the failed compliance. For our board of directors, this rule will apply, subject to meeting the thresholds required under the CO, from the business year 2026, whereas for the executive management from the business year 2031. The triggering thresholds are (i) a balance sheet total of 20 million CHF, (ii) sales revenue of 40 million CHF and (iii) an average of 250 full-time employees per year.

The members of our board of directors are elected by the general meeting of shareholders for a term of one year. A year within the meaning of this provision is the period between two ordinary general meetings of shareholders. If a member of the board of directors retires or is replaced, his successor shall continue in office until the end of his predecessor’s term. Each member of our board of directors must be elected individually.

Powers

Our board of directors has the following non-delegable and inalienable powers and duties:

●	the overall management of the company and the issuing of all necessary directives;

●	determination of our appropriate management organization, including the power to define responsibilities and duties of our corporate bodies as well as our internal hierarchy;

●	the organization of the accounting, financial control and financial planning systems as required for management of the Company;

●	the appointment and dismissal of persons entrusted with managing and representing the Company;

●	overall supervision of the persons entrusted with managing the Company, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

●	compilation and issuance of an annual report, preparation for the general meeting and implementation of its resolutions; and

●	notification to the court in the event that the Company is over-indebted.

According to Article 17 of our articles of association, the board of directors may assign the preparation and the implementation of its resolutions or the supervision of business transactions with regard to the non-transferable and inalienable duties to committees or individual members. In the event that our board of directors assigns duties in accordance with our articles of association and Swiss law, the board of directors shall design and implement reporting policies describing how such an assignment would be carried out by a committee or individual member.

Based on Article 18 of our articles of association, our board of directors may completely or partially delegate the power to manage the Company to one or more of its members (managing directors) or to third persons (managers).

Indemnification of Senior Management and Directors

According to Swiss Law and our articles of association, the general meeting of shareholders has the authority to grant discharge to the members of the board of directors from liability. The effect of the resolution of release (discharge) by the general meeting of shareholders is effective only for disclosed facts and only as against the Company and those shareholders who approved the resolution or who have since acquired their shares in full knowledge of the resolution. The right of action of other shareholders lapses six months after the resolution of release.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive management and limitation of liability” of our most recent annual report on Form 20-F incorporated by reference in this prospectus.

Conflict of Interest, Management Transactions

Swiss law does not provide for a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and senior management to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and senior management. This rule is generally understood to disqualify directors and senior management from participation in decisions that directly affect them. Our directors and senior management are personally liable to us for a breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Principles of the Compensation of the Board of Directors and the Senior Management

Pursuant to Swiss law, our shareholders must annually, upon becoming a public company whose shares are listed for trade by the public, approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management of the Company. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by the Company, directly or indirectly, to current or former members of the board of directors and senior management to the extent related to their former role within the Company or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the senior management as well as the particular amount for each member of the board of directors and senior management, specifying the name and function of each respective person.

Certain forms of compensation are prohibited for members of our board of directors and senior management, such as:

●	severance payments provided for either contractually or in the articles of association (compensation due until the termination of a contractual relationship does not qualify as severance payment);

●	advance compensation;

●	incentive fees for the acquisition or transfer of corporations or parts thereof by the Company or by companies being, directly or indirectly, controlled by us;

●	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

●	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and senior management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if the compensation (i) would have been prohibited if it was paid directly by the Company, (ii) is not provided for in the articles of association or (iii) has not been approved by the general meeting of shareholders.

The general meeting of shareholders votes on the compensation received directly or indirectly by the board of directors, the senior management and the advisory board (“Beirat”). The general meeting of shareholders must vote annually on the compensation of its board of directors, senior management and the advisory board, and accordingly, at such a meeting, the vote of the general meeting of shareholders shall have a binding effect.

In the event that the general meeting of shareholders votes prospectively on the compensation of the senior management, the articles of association may provide for an additional amount for the compensation of the members of the senior management appointed after the vote.

The additional amount may only be used if the total amount of the compensation of the senior management decided by the general meeting of shareholders is not sufficient for the compensation of the new members until the next vote of the general meeting of the shareholders.

The general meeting of shareholders shall not vote on the additional amount of compensation.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares and Other Limitations on the Rights to Own Securities

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) freely disposable equity capital is available in the required amount; and (ii) the combined nominal value of all such shares does not exceed 10% of the share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within a reasonable time.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.

Swiss law and/or our articles of association do not impose any restrictions on the exercise of voting or any other shareholder rights by shareholders residing outside of Switzerland.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Financial Market Infrastructure Act do not apply to us since our shares are not listed on a Swiss exchange. Similarly, the Swiss takeover regime imposes a duty on any person or group of persons who acquires more than one-third of a company’s voting rights to make a mandatory offer for all of the company’s outstanding listed equity securities. However, these protections are applicable only to issuers that list their equity securities in Switzerland and, because our Common Shares are listed exclusively on Nasdaq, will not be applicable to us.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must specify the significant shareholders and their shareholdings in the notes to the balance sheet, where these are known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who own more than five percent of all voting rights.

Stock Exchange Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “NLSP.”

The Depository Trust Company

Unless otherwise provided in the applicable prospectus supplement, initial settlement of any Common Shares to be issued pursuant to this prospectus will take place through DTC, in accordance with its customary settlement procedures for equity securities. Each person owning Common Shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is currently kept by VStock Transfer LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our Common Shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Common Shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Common Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Swiss and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Amendments and Supplements to Warrant Agreement

We and any warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer rights, see “Where You Can Find Additional Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Common Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Common Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Wenger Vieli AG, Zurich, Switzerland.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements, and which contains an explanatory paragraph relating to the Company’s restatement of its financial statements as described in Note 3 to the financial statements) of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $49,953 which at the present time include the following categories of expenses:

Registration fee	$6,953
Printer fees and expenses	$1,000
Legal fees and expenses	$28,000
Accounting fees and expenses	$13,000
Miscellaneous	$1,000
Total	$49,953

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

The following documents filed with or furnished to the SEC by us are incorporated by reference in this registration statement:

(1)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on May 14, 2021;

(2)	Our Reports on Form 6-K submitted on May 14, 2021, May 25, 2021, June 17, 2021, July 6, 2021, July 16, 2021 (with respect to first two paragraphs and the section titled “Safe Harbor Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), July 19, 2021 (with respect to first paragraph and the section titled “Safe Harbor Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), August 19, 2021 (with respect to first two paragraphs and the section titled “Safe Harbor Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), September 14, 2021 (with respect to first two paragraphs and the section titled “Safe Harbor Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), September 28, 2021, September 28, 2021 (with respect to the financial statements attached as Exhibit 99.1 and Exhibit 99.2), October 14, 2021 (with respect to first two paragraphs, the fourth paragraph, and the section titled “Safe Harbor Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), October 26, 2021, November 1, 2021, November 18, 2021, November 23, 2021, November 30, 2021(with respect to first four paragraphs and the section titled “Safe Harbor Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), December 14, 2021, December 15, 2021, December 22, 2021 and January 4, 2022 (with respect to the first paragraph and the section titled “Safe Harbor Statement” in the press release attached as Exhibit 99.1 to the Form 6-K); and

(3)	The description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on January 28, 2021, including any amendments and reports filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: NLS Pharmaceutics Ltd., The Circle 6, 8058 Zurich, Switzerland. Our telephone number in Switzerland is +41.44.512.2150.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a Swiss company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://nlspharma.com. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Common Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Switzerland and our registered office and domicile is located in Zurich, Switzerland. Moreover, a majority of our directors and senior management are not residents of the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

●	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

●	the judgment of such non-Swiss court has become final and non-appealable;

●	the judgment does not contravene Swiss public policy;

●	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

●	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

3,277,750 Common Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

June 28, 2024